CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2005

BETWEEN:

FAIRCHILD INTERNATIONAL CORPORATION,
of suite 600, 595 Hornby Street, Vancouver, British
Columbia, V6C 1A4

(the "Company")

And:

AARIF JAMANI

(the "Consultant")

Whereas:

A. The company wishes to engage the services of the consultant

B. The consultant has agreed to provide consulting services to the company and to expend such amount of its time as is necessary to provide the same, on the terms set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration ( the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1 APPOINTMENT OF CONSULTANT

The Company hereby appoints the consultant to provide consulting services for the benefit of the company as particularly set forth in Schedule "A" attached hereto (the "Services") and the Company hereby authorizes the consultant to exercise such powers as provided under this agreement. The Consultant accepts such appointment and authority on terms and conditions herein set forth.

The consultant is now and shall remain an independent contractor and nothing contained in this agreement is intended to create or shall be construed so as to create an agency or employment relationship, a partnership or a joint venture between the company and the consultant.

The consultant will be subject to the direction of the Directors of the Company and shall keep the Board informed as to all material matters concerning the Consultant's activities.

2 COMPENSATION OF CONSULTANT

Compensation for the services to be rendered by the Consultant pursuant to this agreement shall be payable upon completion of an acquisition as outlined in Schedule "A". Upon an acquisition, the Company shall issue to the consultant up to 2,000,000 "post-consolidation" shares, to a maximum of 10% of the total amount of any shares issued by The Company after the acquisition has been consummated, said shares to be issued pursuant to an S8 registration statement.

If no successful business combination is undertaken by the Company during the Term (as defined in Paragraph 3 below) of this Agreement, the Company has no obligation to compensate the Consultant.

3 TERM

The term of this Agreement shall be six months.

4 GENERAL MATTERS

The Company shall make available to the Consultant all information and data and shall permit the Consultant to have access to all documents or premises as are reasonably necessary to enable him to perform the services provided for under this agreement.

During the term of this agreement, the consultant shall devote such of its time, attention, and abilities to the business of the company as the company shall reasonably request provided that nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and abilities to the business of the company; and the Consultant shall not be precluded from acting in a function similar to that contemplated under this agreement or in any other capacity for any other person, firm or company provided such action shall not prevent the Consultant from fulfilling its duties pursuant to this agreement.

The Company shall reimburse the Consultant for such reasonable expenses incurred by the Consultant in the course of conducting the activities described in this agreement as have been pre-approved by the Company.

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5 EXCLUSIVITY

Nothing in this Agreement shall prevent the Company from hiring other consultants to perform the same services. Nothing in this Agreement shall prevent the Consultant from performing the same services for other companies.

In WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ Anish Somani
______________________________
Authorized Signatory

AARIF JAMANI

/s/ Aarif Jamani
______________________________

SCHEDULE "A"

The Consulting Services shall consist of the following:

  Assist in identifying potential business opportunities or potential business acquisitions in energy related fields, herein collectively referred to as "The Target" including"

    Oil and or gas properties

    Intellectual properties, patents, technology or processes related to the processing or generation of Energy or Fuel

    A controlling interest in any enterprise engaged in any of the forgoing

  Perform due diligence on potential acquisitions

  Provide advice in negotiating terms and conditions

  This Agreement SPECIFICALLY EXCLUDES ANY FINANCING RELATED ACTIVITIES OR THE RAISING OF CAPITAL